EXHIBIT 32.2

Written Statement of the Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Financial Officer of NBT Bancorp Inc. (the "Company"), hereby certifies that to his knowledge on the date hereof:

(a)  the  Form 10-Q of the Company for the Quarterly Period Ended September 30, 2007,  filed  on  the  date  hereof  with  the Securities and Exchange Commission  (the  "Report")  fully  complies  with the requirements of Section  13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael J. Chewens
Michael J. Chewens
Senior Executive Vice President Chief
Financial Officer and Corporate Secretary
November 9, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to NBT Bancorp Inc. and will be retained by NBT Bancorp Inc. and furnished to the Securities and Exchange Commission or its staff upon request.